Exhibit 10.2

fifth AMENDMENT TO Promissory note

THIS fifth Amendment (THE “FIFTH AMENDMENT”) DATED SEPTEMBER 29, 2026, shall amend the Promissory note dated AS OF OCTOBER 4, 2021 (THE “NOTE”) and amended on august 15, 2023 (THE “fIRST aMENDMENT”), jULY 25, 2025 (THE “SECOND AMENDMENT”), January 5, 2026 (the “Third amendment”) AND JUNE 30, 2026 (THE “FOURTH AMENDMENT”) AMONG NON-INVASIVE MONITORING SYSTEMS, INC. (THE “MAKER”) AND jane hsiao (THE “PAYEE”) AS NOTED BELOW.

RECITALS

WHEREAS, Maker and Payee (collectively, the “Parties”) are parties to the Note which became effective on October 4, 2021 and which was amended by the First Amendment, Second Amendment, Third Amendment and Fourth Amendment; and

WHEREAS, the Parties desire to amend the Note to extend the Maturity Date from September 30, 2026 until October 31, 2026.

NOW THEREFORE, in consideration of the mutual covenants and promises contained in the Note and this Fifth Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AMENDMENT

1.	Section 1 of the Note is hereby amended and restated in its entirety as follows:

The principal amount of the loan evidenced hereby, together with any accrued and unpaid interest, and any and all unpaid costs, fees and expenses accrued, shall be due and payable on October 31, 2026 (the “Maturity Date”).

2. Governing Law. This Fifth Amendment shall be governed by the laws of the State of Florida without regard to its conflict of laws rules or principles.

3. Amendments. Except as expressly amended hereby, the Note, the First Amendment, Second Amendment, Third Amendment and Fourth Amendment shall remain unmodified and in full force and effect.

4. Entire Agreement. This Fifth Amendment, the Fourth Amendment, Third Amendment, the Second Amendment, the First Amendment and the Note constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior understandings and writings between the Parties relating thereto.

5. Interpretation. Any capitalized terms used in this Fifth Amendment but not otherwise defined shall have the meaning provided in the Note.

6. Counterparts. This Fifth Amendment may be executed manually, electronically in PDF file format, via an e-signature format, or by facsimile by the Parties, in any number of counterparts, each of which shall be considered one and the same amendment and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Party.

IN WITNESS WHEREOF, Borrower has duly executed this Fifth Amendment to the Note as of the 29th day of September, 2026.

NON-INVASIVE MONITORING SYSTEMS, INC.

By:	/s/ James J. Martin
Name:	James J. Martin
Title:	Chief Financial Officer

Agreed and Accepted:

By:	/s/ Jane Hsiao
Name:	Jane Hsiao, Ph.D.